     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2000
                                           REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------
                        MILLENNIUM PHARMACEUTICALS, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                 04-3177038
 (State or other jurisdiction    (I.R.S. Employer
     of incorporation or        Identification No.)
        organization)

                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                  617-679-7000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                       ----------------------------------
                           JOHN B. DOUGLAS III, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                        MILLENNIUM PHARMACEUTICALS, INC.
                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                  617-679-7000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       ----------------------------------
                                    COPY TO:

                             DAVID E. REDLICK, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                                  617-526-6000
                       ----------------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /____.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /____.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                       ----------------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                              AGGREGATE                     AMOUNT OF
               SECURITIES TO BE REGISTERED(1)                     OFFERING PRICE(2)(3)          REGISTRATION FEE(4)
Common Stock, $0.001 par value per share(5).................              (6)                           (6)
Preferred Stock, $0.001 par value per share.................              (6)                           (6)
Debt Securities.............................................              (6)                           (6)
Warrants....................................................              (6)                           (6)
Total.......................................................         $1,000,000,000                   $264,000

(1) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $1,000,000,000. If any debt securities are issued at an original issued discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $1,000,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

(2) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3) The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(5) The aggregate amount of Common Stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act.

(6) Not required to be included in accordance with General Instruction II.D. of Form S-3.
                       ----------------------------------
    THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), SHALL DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED AUGUST 1, 2000
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 $1,000,000,000

                        MILLENNIUM PHARMACEUTICALS, INC.

                                  COMMON STOCK
                                PREFERRED STOCK
                                DEBT SECURITIES
                                    WARRANTS

                               ------------------

    We may from time to time issue up to $1,000,000,000 aggregate principal amount of common stock, preferred stock, debt securities and/or warrants. We will specify in the accompanying prospectus supplement the terms of the securities. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

                            ------------------------

    INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 1.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

                            ------------------------

                      Prospectus dated             , 2000.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
ABOUT THIS PROSPECTUS.......................................         1

MILLENNIUM PHARMACEUTICALS, INC.............................         1

RISK FACTORS................................................         1

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION..........         2

RATIO OF EARNINGS TO FIXED CHARGES..........................         3

USE OF PROCEEDS.............................................         3

THE SECURITIES WE MAY OFFER.................................         3

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK.............         4

DESCRIPTION OF DEBT SECURITIES..............................         8

DESCRIPTION OF WARRANTS.....................................        13

LEGAL OWNERSHIP OF SECURITIES...............................        15

PLAN OF DISTRIBUTION........................................        18

EXPERTS.....................................................        19

VALIDITY OF SECURITIES......................................        20

WHERE YOU CAN FIND MORE INFORMATION.........................        20

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............        21

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering.

                        MILLENNIUM PHARMACEUTICALS, INC.

    Our goal is to become the biopharmaceutical company of the future by building on our broad scientific and technological capabilities and methods, which we call our "technology platform," to develop breakthrough drugs and predictive medicine products and services. Predictive medicine involves identifying information that enables healthcare professionals to make better informed decisions about drug treatment and other aspects of patient care.

    We use many of the same elements of our technology platform throughout our business, from the discovery of disease-related genes, to the development of drugs to specifically address these diseases, to the management of patients affected by these diseases. As a result, we speak of our technological approach as being applicable from "gene to patient." We continually seek to expand our technology platform in an effort to increase the speed of drug discovery and development and improve the resulting drugs.

    We have entered into research, development and commercialization arrangements, which we call "strategic alliances," with major pharmaceutical and biotechnology companies relating to a broad range of therapeutic and predictive medicine products and services. These alliances provide us with the opportunity to receive royalties and profit sharing, if we and our alliance partners are successful in developing and commercializing products. In addition, these alliances provide substantial funding for our research and development and the continued enhancement of our technology platform.

    We were incorporated in Delaware in 1993. Our principal executive offices are located at 75 Sidney Street, Cambridge, MA 02139 and our telephone number is
(617) 679-7000. Our world wide web address is www.mlnm.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only.

    The Millennium Pharmaceuticals name and logo and the names of products and services offered by Millennium Pharmaceuticals are trademarks, registered trademarks, service marks or registered service marks of Millennium Pharmaceuticals. Unless the context otherwise requires, the terms "Millennium," "we," "us" and "our" refer to Millennium Pharmaceuticals, Inc. and its subsidiaries.

                                  RISK FACTORS

    Investing in our securities involves risk. Please see the risk factors described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    This prospectus, any prospectus supplement, and the documents incorporated by reference in this prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, such as statements concerning:

    - our growth and future operating results;

    - the discovery and development of products;

    - developments in our markets and strategic focus;

    - new products;

    - potential acquisitions and our integration of acquired businesses, products and technologies;

    - our strategic alliances;

    - our intellectual property;

    - our manufacturing, marketing, sales and distribution capabilities; and

    - future economic, business and regulatory conditions.

    We may, in some cases, use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "will," "could" or "may," or other words that convey uncertainty of future events or outcomes to identify forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from the results indicated by the forward-looking statements that we include or incorporate by reference in this prospectus. These important factors include, among others, the factors that we identify in the documents we incorporate by reference in this prospectus. See "Risk Factors." You should read these factors and the other cautionary statements that we make in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements that we make in this prospectus and in the documents we incorporate by reference.

                       RATIO OF EARNINGS TO FIXED CHARGES

    We present below the ratio of our earnings to our fixed charges. Earnings consist of net income (loss) from operations before minority interest plus fixed charges. Fixed charges consist of interest expense and that portion of rental expense we believe to be representative of interest and a deemed preferred dividend in 1999 and the six months ended June 30, 2000. The amounts for the year ended December 31, 1999 include a charge for in process research and development for $350,503,000 recorded in connection with the merger with LeukoSite, Inc. For the year ended December 31, 1999 and the six months ended June 30, 2000, earnings include a deemed preferred stock dividend.

    The pro forma amounts for the year ended December 31, 1999 give effect to our merger with LeukoSite, Inc. as if it had occurred on January 1, 1999. The pro forma amounts exclude a charge for in process research and development for $350,503,000. Except for the year ended December 31, 1995, earnings are inadequate to cover fixed charges.

                                                                                           PRO FORMA       SIX MONTHS
                                                                                           YEAR ENDED        ENDED
                                           YEAR ENDED DECEMBER 31,                        DECEMBER 31,      JUNE 30,
                       ----------------------------------------------------------------   ------------   --------------
                         1994       1995       1996       1997       1998       1999          1999            2000
                       --------   --------   --------   --------   --------   ---------   ------------   --------------
                                                            (DOLLARS IN THOUSANDS)
Ratio of earnings to
  fixed charges......       --      1.51           --         --        --           --            --             --
                       =======      ====     ========   ========   =======    =========     =========      =========
Coverage
  deficiency.........  $(6,372)       --     $ (8,768)  $(84,632)  $(3,841)   $(381,884)    $(110,175)     $(114,418)
                       =======      ====     ========   ========   =======    =========     =========      =========

                                USE OF PROCEEDS

    Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, including:

    - financing our growth;

    - accelerating the expansion of our technology platform;

    - developing our products, including conducting advanced preclinical testing and human clinical trials;

    - capital expenditures made in the ordinary course of business; and

    - acquisitions of businesses, products and technologies that complement or expand our business, including by sponsoring research and development by third parties in exchange for rights to products or technologies.

    We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

                          THE SECURITIES WE MAY OFFER

    The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

    We may sell from time to time, in one or more offerings:

    - common stock;

    - preferred stock;

    - debt securities; and/or

    - warrants to purchase any of the securities listed above.

    In this prospectus, we will refer to the common stock, preferred stock, debt securities and warrants collectively as "securities." The total dollar amount of all securities that we may issue will not exceed $1,000,000,000.

    If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

    This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

    The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our charter and bylaws that are incorporated by reference into the registration statement which includes this prospectus. The General Corporation Law of Delaware may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

    Under our charter our authorized capital stock consists of 500,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of June 30, 2000, we had 93,676,416 shares of common stock outstanding and no shares of preferred stock outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

COMMON STOCK

    VOTING. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock, of which there currently is none, persons who hold more than 50% of the outstanding common stock entitled to elect members of our board of directors can elect all of the directors who are up for election in a particular year.

    DIVIDENDS. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

    LIQUIDATION AND DISSOLUTION. If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

    OTHER RIGHTS AND RESTRICTIONS. Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our charter and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

    LISTING.  Our common stock is listed on the Nasdaq National Market.

    TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for our common stock is Boston EquiServe, L.P.

PREFERRED STOCK

    GENERAL. Our charter authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights, dividend rights, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock. We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement which includes this prospectus the form of any certificate of designation which describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

    - the title and stated value;

    - the number of shares we are offering;

    - the liquidation preference per share;

    - the purchase price;

    - the dividend rate, period and payment date, and method of calculation for dividends;

    - whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

    - the procedures for any auction and remarketing, if any;

    - the provisions for a sinking fund, if any;

    - the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

    - any listing of the preferred stock on any securities exchange or market;

    - whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

    - whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

    - voting rights, if any, of the preferred stock;

    - preemption rights, if any;

    - restrictions on transfer, sale or other assignment, if any;

    - whether interests in the preferred stock will be represented by depositary shares;

    - a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

    - the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

    - any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

    - any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

    When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

    VOTING RIGHTS. The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

    OTHER. The preferred stock could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the stockholders.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

    We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on the capital stock.

    The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

DELAWARE LAW AND CHARTER AND BY-LAW PROVISIONS

    BUSINESS COMBINATIONS. We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

    STAGGERED BOARD. Our charter provides for the division of our board of directors into three classes as nearly equal in size as possible with staggered three-year terms. In addition, our charter provides that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of the shares of our capital stock entitled to vote. Under our charter, any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

    SUPERMAJORITY VOTES REQUIRED. The General Corporation Law of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's charter or bylaws, unless a corporation's charter or bylaws, as the case may be, requires a greater percentage. Our charter and bylaws require the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal any of the provisions described in the prior paragraph.

    LIMITATION OF LIABILITY; INDEMNIFICATION. Our charter contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our charter contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any shareholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

    STOCKHOLDER ACTION; SPECIAL MEETING OF STOCKHOLDERS. Our charter provides that stockholders may take action only at a duly called annual or special meeting of stockholders and may not take action by written consent. Our charter further provides that special meetings of our stockholders may be called only by the chairman of the board of directors, by a majority of the board of directors or by our chief executive officer, and in no event may the stockholders call a special meeting.

    ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must meet specified procedural requirements. The bylaws also include a similar requirement for making nominations for directors. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

                         DESCRIPTION OF DEBT SECURITIES

    The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

    We will issue the senior notes under the senior indenture which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

    The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

    We conduct some of our operations through our subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to the assets of any subsidiary of ours upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Our subsidiaries' creditors would include trade creditors, debt holders, secured creditors and taxing authorities. Except as we may provide in a prospectus supplement, neither the debt securities nor the indentures restrict us or any of our subsidiaries from incurring indebtedness.

GENERAL

    We will describe in each prospectus supplement the following terms relating to a series of notes:

    - the title;

    - any limit on the amount that may be issued;

    - whether or not we will issue the series of notes in global form, the terms and who the depository will be;

    - the maturity date;

    - the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

    - whether or not the notes will be secured or unsecured, and the terms of any secured debt;

    - the terms of the subordination of any series of subordinated debt;

    - the place where payments will be payable;

    - our right, if any, to defer payment of interest and the maximum length of any such deferral period;

    - the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

    - the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of notes;

    - whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

    - whether we will be restricted from incurring any additional indebtedness;

    - a discussion on any material or special United States federal income tax considerations applicable to the notes;

    - the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

    - any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

CONVERSION OR EXCHANGE RIGHTS

    We will set forth in the prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

CONSOLIDATION, MERGER OR SALE

    The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

EVENTS OF DEFAULT UNDER THE INDENTURE

    The following are events of default under the indentures with respect to any series of notes that we may issue:

    - if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

    - if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

    - if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

    - if specified events of bankruptcy, insolvency or reorganization occur as to us.

    If an event of default with respect to notes of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

    The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

    Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the notes of that series, provided that:

    - the direction so given by the holder is not in conflict with any law or the applicable indenture; and

    - subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

    A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

    - the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

    - the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

    - the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

    These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

    We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

MODIFICATION OF INDENTURE; WAIVER

    We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

    - to fix any ambiguity, defect or inconsistency in the indenture; and

    - to change anything that does not materially adversely affect the interests of any holder of notes of any series.

    In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

    - extending the fixed maturity of the series of notes;

    - reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any notes; or

    - reducing the percentage of notes, the holders of which are required to consent to any amendment.

DISCHARGE

    Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

    - register the transfer or exchange of debt securities of the series;

    - replace stolen, lost or mutilated debt securities of the series;

    - maintain paying agencies;

    - hold monies for payment in trust;

    - compensate and indemnify the trustee; and

    - appoint any successor trustee.

    In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

FORM, EXCHANGE, AND TRANSFER

    We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

    At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

    Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

    We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

    If we elect to redeem the notes of any series, we will not be required to:

    - issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

    - register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

    The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

PAYMENT AND PAYING AGENTS

    Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

    We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

    All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

GOVERNING LAW

    The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

SUBORDINATION OF SUBORDINATED NOTES

    The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

                            DESCRIPTION OF WARRANTS

    The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

GENERAL

    We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

    We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

    We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

    - the offering price and aggregate number of warrants offered;

    - the currency for which the warrants may be purchased;

    - if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

    - if applicable, the date on and after which the warrants and the related securities will be separately transferable;

    - in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

    - in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

    - the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

    - the terms of any rights to redeem or call the warrants;

    - any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

    - the dates on which the right to exercise the warrants will commence and expire;

    - the manner in which the warrant agreement and warrants may be modified;

    - federal income tax consequences of holding or exercising the warrants;

    - the terms of the securities issuable upon exercise of the warrants; and

    - any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

    Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

    - in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

    - in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

EXERCISE OF WARRANTS

    Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

    Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

    Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

ENFORCEABILITY OF RIGHTS BY HOLDERS OF WARRANTS

    Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

                         LEGAL OWNERSHIP OF SECURITIES

    We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

BOOK-ENTRY HOLDERS

    We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

    Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

    As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

STREET NAME HOLDERS

    We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

    For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

LEGAL HOLDERS

    Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

    For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS

    If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

    - how it handles securities payments and notices;

    - whether it imposes fees or charges;

    - how it would handle a request for the holders' consent, if ever required;

    - whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

    - how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

    - if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

GLOBAL SECURITIES

    A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

    Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

    A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "--Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

    If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

    As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

    If securities are issued only in the form of a global security, an investor should be aware of the following:

    - An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

    - An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "--Legal Ownership of Securities" above;

    - An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

    - An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

    - The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

    - The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

    - Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED

    In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

    The global security will terminate when the following special situations occur:

    - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

    - if we notify any applicable trustee that we wish to terminate that global security; or

    - if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

    The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

                              PLAN OF DISTRIBUTION

    We may sell the securities being offered hereby in one or more of the following ways from time to time:

    - through agents to the public or to investors;

    - to underwriters for resale to the public or to investors; or

    - directly to investors.

    We will set forth in a prospectus supplement the terms of the offering of securities, including:

    - the name or names of any agents or underwriters;

    - the purchase price of the securities being offered and the proceeds we will receive from the sale;

    - any over-allotment options under which underwriters may purchase additional securities from us;

    - any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

    - any initial public offering price;

    - any discounts or concessions allowed or reallowed or paid to dealers; and

    - any securities exchanges on which such securities may be listed.

AGENTS

    We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

UNDERWRITERS

    If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

DIRECT SALES

    We may also sell securities directly to one or more purchasers without using underwriters or agents.

    Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

TRADING MARKETS AND LISTING OF SECURITIES

    Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

STABILIZATION ACTIVITIES

    Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

PASSIVE MARKET MARKING

    Any underwriters who are qualified market markers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

                                    EXPERTS

    The consolidated financial statements of Millennium Pharmaceuticals, Inc. appearing in our Annual Report (Form 10-K) for the year ended December 31, 1999 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of LeukoSite, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 and the financial statements of L&I Partners, L.P. as of December 31, 1997 and 1998 and for the period from inception through December 31, 1997, the year ended December 31, 1998 and the period from inception through December 31, 1998 incorporated by reference in this prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The financial statements of CytoMed, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated in this Prospectus by reference to the Millennium Pharmaceuticals Form 8-K/A dated January 6, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             VALIDITY OF SECURITIES

    The validity of the securities offered hereby will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file with the SEC at the public reference facilities the SEC maintains at:

       Room 1024, Judiciary Plaza
       450 Fifth Street, N.W.
       Washington, D.C. 20549

    and at the SEC's Regional Offices located at:

       Northwestern Atrium Center
       Suite 1400
       500 West Madison Street
       Chicago, Illinois 60661

    and

       Seven World Trade Center
       13th Floor
       New York, New York 10048

and you may also obtain copies of such material by mail from the Public Reference Section of the SEC at:

       450 Fifth Street, N.W.
       Washington, D.C. 20549
at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

    The SEC also maintains a web site on the world wide web, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and special reports, proxy statements, information statements and other information.

    This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's Internet site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

    We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1) Our Annual Report on Form 10-K for the year ended December 31, 1999;

(2) Our Current Report on Form 8-K/A filed with the SEC on January 6, 2000;

(3) Our Current Report on Form 8-K filed with the SEC on January 6, 2000;

(4) Our Current Report on Form 8-K filed with the SEC on January 11, 2000;

(5) Our Current Report on Form 8-K filed with the SEC on January 19, 2000;

(6) Our Current Report on Form 8-K/A filed with the SEC on January 27, 2000;

(7) Our Current Report on Form 8-K filed with the SEC on February 9, 2000;

(8) Our Current Report on Form 8-K filed with the SEC on April 13, 2000;

(9) Our Current Report on Form 8-K filed with the SEC on April 25, 2000;

(10) Our Current Report on Form 8-K filed with the SEC on June 30, 2000;

(11) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

(12) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

(13) All our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

(14) The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 26, 1996, including any amendments or reports filed for the purpose of updating that description.

    You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

       Investor Relations
       Millennium Pharmaceuticals, Inc.
       75 Sidney Street
       Cambridge, MA 02139
       Telephone: (617) 679-7000

    You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any supplement or that we have referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by Millennium Pharmaceuticals, Inc. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee........................................  $264,000
Transfer agent's, trustee's and depository's fees and
  expenses..................................................  $ 25,000
Printing and engraving expenses.............................  $ 10,000
Legal fees and expenses.....................................  $150,000
Accounting fees and expenses................................  $ 20,000
Miscellaneous...............................................  $  6,000
                                                              --------
    Total Expenses..........................................  $475,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article Nine of the Registrant's Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

    Article Nine of the Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a Director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

    Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

    Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

    The Registrant has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

    In the Underwriting Agreements the underwriters will agree to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Securities Act, against certain liabilities.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                                          DESCRIPTION
-------                 ------------------------------------------------------------
         1.1            The form of equity underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference

         1.2            The form of debt underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K
                        and incorporated herein by reference

         3.1*           Amended and Restated Certificate of Incorporation of the
                        Registrant, as amended

         3.2*           Amended and Restated By-Laws of the Registrant, as amended

         4.1            Form of senior indenture

         4.2            Form of subordinated indenture

         4.3**          Specimen common stock certificate

         4.4            The form of any senior note with respect to each particular series of senior notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K
                        and incorporated herein by reference

         4.5            The form of any subordinated note with respect to each
                        particular series of subordinated notes issued hereunder
                        will be filed as an exhibit to a Current Report on the
                        Registrant of Form 8-K and incorporated hereby by reference

         4.6            The form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a
                        Current Report of the Registrant on Form 8-K and
                        incorporated herein by reference

         5.1            Opinion of Hale and Dorr LLP

        12.1            Statement of Computation of Ratio of Earnings to Fixed
                        Charges

EXHIBIT
NUMBER                                          DESCRIPTION
-------                 ------------------------------------------------------------
        23.1            Consent of Ernst & Young LLP

        23.2            Consent of Arthur Andersen LLP

        23.3            Consent of PricewaterhouseCoopers LLP

        23.4            Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith

        24.1            Power of Attorney (See page II-5 of this Registration
                        Statement)

        25.1            The Statement of Eligibility on Form T-1 under the Trust
                        Indenture Act of 1939, as amended, of the Trustee under the
                        Senior Indenture will be incorporated herein by reference
                        from a subsequent filing in accordance with Section
                        305(b)(2) of the Trust Indenture Act of 1939

        25.2            The Statement of Eligibility on Form T-1 under the Trust
                        Indenture Act of 1939, as amended, of the Trustee under the
                        Subordinated Indenture will be incorporated herein by
                        reference from a subsequent filing in accordance with
                        Section 305(b)(2) of the Trust Indenture Act of 1939

------------------------

* Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q filed with the SEC on June 20, 1996, the Registrant's Current Report on
    Form 8-K filed with the SEC on April 13, 2000 and the Registrant's Quarterly Report on Form 10-Q filed with the SEC on May 2, 2000.

** Incorporated by reference to the Registrant's Registration Statement on Form S-1 filed on May 2, 1996 (File No. 333-02490).

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included is a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on July 31, 2000.

                                                       MILLENNIUM PHARMACEUTICALS, INC.

                                                       By:           /s/ JOHN B. DOUGLAS III
                                                            -----------------------------------------
                                                                       John B. Douglas III
                                                                      SENIOR VICE PRESIDENT,
                                                                  GENERAL COUNSEL AND SECRETARY

                        SIGNATURES AND POWER OF ATTORNEY

    We, the undersigned officers and directors of Millennium Pharmaceuticals, hereby severally constitute and appoint Mark J. Levin, Steven H. Holtzman,
Kevin P. Starr and John B. Douglas III and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Millennium Pharmaceuticals to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                         TITLE                   DATE
                      ---------                                         -----                   ----
                  /s/ MARK J. LEVIN
     -------------------------------------------           Chairman of the Board of         July 31, 2000
                    Mark J. Levin                            Directors, Chief Executive
                                                             Officer and President
                                                             (Principal Executive Officer)

                 /s/ KEVIN P. STARR
     -------------------------------------------           Chief Financial Officer          July 31, 2000
                   Kevin P. Starr                            (Principal Financial and
                                                             Accounting Officer)

                      SIGNATURE                                         TITLE                   DATE
                      ---------                                         -----                   ----
               /s/ JOSHUA BOGER, PH.D.
     -------------------------------------------           Director                         July 31, 2000
                Joshua Boger, Ph.D.

              /s/ EUGENE CORDES, PH.D.
     -------------------------------------------           Director                         July 31, 2000
                Eugene Cordes, Ph.D.

              /s/ A. GRANT HEIDRICH III
     -------------------------------------------           Director                         July 31, 2000
               A. Grant Heidrich III

           /s/ RAJU S. KUCHERLAPATI, PH.D.
     -------------------------------------------           Director                         July 31, 2000
            Raju S. Kucherlapati, Ph.D.

              /s/ ERIC S. LANDER, PH.D.
     -------------------------------------------           Director                         July 31, 2000
               Eric S. Lander, Ph.D.

                 /s/ NORMAN C. SELBY
     -------------------------------------------           Director                         July 31, 2000
                   Norman C. Selby

                               INDEX TO EXHIBITS

       EXHIBIT
       NUMBER           DESCRIPTION                                                     PAGE
---------------------   -----------                                                   --------
        1.1             The form of equity underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form
                          8-K and incorporated herein by reference..................

        1.2             The form of debt underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K
                          and incorporated herein by reference......................

        3.1*            Amended and Restated Certificate of Incorporation of the
                          Registrant, as amended....................................

        3.2*            Amended and Restated By-Laws of the Registrant, as
                          amended...................................................

        4.1             Form of senior indenture....................................

        4.2             Form of subordinated indenture..............................

        4.3**           Specimen common stock certificate...........................

        4.4             The form of any senior note with respect to each particular series of senior notes issued hereunder will be filed as
                          an exhibit to a Current Report of the Registrant on
                          Form 8-K and incorporated herein by reference.............

        4.5             The form of any subordinated note with respect to each
                          particular series of subordinated notes issued hereunder
                          will be filed as an exhibit to a Current Report on the
                          Registrant of Form 8-K and incorporated hereby by
                          reference.................................................

        4.6             The form of any certificate of designation with respect to any preferred stock issued hereunder and the related form
                          of preferred stock certificate will be filed as exhibits
                          to a Current Report of the Registrant on Form 8-K and
                          incorporated herein by reference..........................

        5.1             Opinion of Hale and Dorr LLP................................

       12.1             Statement of Computation of Ratio of Earnings to Fixed
                          Charges...................................................

       23.1             Consent of Ernst & Young LLP................................

       23.2             Consent of Arthur Andersen LLP..............................

       23.3             Consent of PricewaterhouseCoopers LLP.......................

       23.4             Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith..................................................

       24.1             Power of Attorney (See page II-5 of this Registration
                          Statement)................................................

       25.1             The Statement of Eligibility on Form T-1 under the Trust
                          Indenture Act of 1939, as amended, of the Trustee under
                          the Senior Indenture will be incorporated herein by
                          reference from a subsequent filing in accordance with
                          Section 305(b)(2) of the Trust Indenture Act of 1939......

       25.2             The Statement of Eligibility on Form T-1 under the Trust
                          Indenture Act of 1939, as amended, of the Trustee under
                          the Subordinated Indenture will be incorporated herein by
                          reference from a subsequent filing in accordance with
                          Section 305(b)(2) of the Trust Indenture Act of 1939......

------------------------

* Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q filed with the SEC on June 20, 1996, the Registrant's Current Report on
    Form 8-K filed with the SEC on April 13, 2000 and the Registrant's Quarterly Report on Form 10-Q filed with the SEC on May 2, 2000.

** Incorporated by reference to the Registrant's Registration Statement on Form S-1 filed on May 2, 1996 (File No. 333-02490).